Exhibit 99.1

Teradyne Reports First Quarter 2023 Results

•	Revenue and earnings above the mid-point of Q1 guidance

•	Revenue of $618 million in Q1’23, down 18% from Q1’22

•	Returned $110 million to shareholders in share repurchases and dividends in Q1’23

	Q1’23	Q1’22	Q4’22
Revenue (mil)	$618	$755	$732
GAAP EPS	$0.50	$0.92	$1.04
Non-GAAP EPS	$0.55	$0.98	$0.92

NORTH READING, Mass. – April 26, 2023 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $618 million for the first quarter of 2023 of which $415 million was in Semiconductor Test, $75 million in System Test, $39 million in Wireless Test and $89 million in Robotics. GAAP net income for the first quarter was $83.5 million or $0.50 per diluted share. On a non-GAAP basis, Teradyne’s net income in the first quarter was $91.3 million, or $0.55 per diluted share, which excluded stock compensation modification expense, acquired intangible asset amortization, restructuring and other charges, discrete income tax items and included the related tax impact on non-GAAP adjustments.

“A faster recovery from supply chain constraints in our test businesses and Robotics shipments within the range of our expectations contributed to first quarter financial results that were above the mid-point of guidance,” said Teradyne CEO Greg Smith. “Looking ahead, we expect stronger demand in automotive and industrial semiconductor test to help offset ongoing weakness in smartphone related end markets. In Robotics, slowing global industrial growth is contributing to softening near-term demand.”

Guidance for the second quarter of 2023 is revenue of $625 million to $685 million, with GAAP net income of $0.53 to $0.72 per diluted share and non-GAAP net income of $0.55 to $0.74 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the first quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Thursday, April 27. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, restructuring and other, pension actuarial gains and losses, stock compensation modification expense, discrete income tax adjustments, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) test technology helps bring high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its robotics offerings include collaborative and mobile robots that help manufacturers of all sizes increase productivity, improve safety, and lower costs. In 2022, Teradyne had revenue of $3.2 billion and today employs over 6,600 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc., in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, results of operations, market conditions, earnings per share, the impact of supply chain conditions on the business, customer sales expectations, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, the continued impact of the global COVID-19 pandemic, and the impact of U.S. and Chinese export and tariff laws, including new regulations published by the U.S. Department of Commerce on October 7, 2022. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, customer sales, supply chain conditions or improvements, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, the impact of the COVID-19 pandemic, the impact of any tariffs or export controls imposed by the U.S. or China, compliance with trade protection measures or export restrictions, the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers, the impact of U.S. Department of Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China, or the impact of regulations published by the U.S. Department of Commerce relating to the export of semiconductors and semiconductor manufacturing equipment destined to certain end users and for certain end uses in China. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Specifically, Teradyne’s 2026 earnings model is aspirational and includes many assumptions. There can be no assurance that these assumptions will be accurate or that model results will be achieved. As set forth below, there are many factors that could cause our 2026 earnings model and actual results to differ materially from those presently expected. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time.

On October 7, 2022, the U.S. Department of Commerce published new regulations restricting the export to China of advanced semiconductors, supercomputer technology, equipment for the manufacturing of advanced semiconductors and components and technology for the manufacturing in China of certain semiconductor manufacturing equipment. The new restrictions are lengthy and complex. Teradyne continues to assess the impact of these regulations on its business. At this time, the Company has determined that restrictions on the sale of semiconductor testers in China to test certain advanced semiconductors will impact Teradyne’s sales to certain companies in China. Several multinational companies manufacturing these advanced semiconductors in China have obtained one-year licenses allowing suppliers such as Teradyne to continue to provide testers to the facilities operated by these companies. We expect that other companies manufacturing advanced semiconductors in China will not receive licenses, thereby restricting Teradyne’s ability to provide testers to the facilities operated by these companies that do not receive a license. The Company is filing license requests to sell to and support certain customers in China for certain end uses that, if granted, may reduce the impact of these restrictions on the Company’s business. At this time, Teradyne does not know the impact these end user and end use restrictions will have on its business in China or on future revenues. In addition to the specific restrictions impacting Teradyne’s business, the regulations may have an adverse impact on certain actual or potential customers and on the global semiconductor industry. To the extent the regulations impact actual and potential customers or disrupt the global semiconductor industry, Teradyne’s business and revenues will be adversely impacted.

The Company also has determined that the restrictions on the export of certain US origin components and technology for use in the development and production in China of certain semiconductor manufacturing equipment impact its manufacturing and development operations in China. Teradyne has received a temporary authorization from the Department of Commerce allowing the Company to continue its manufacturing and development operations in China until the Department of Commerce issues a license to replace this temporary authorization. The Company has applied for a license but cannot assess the likelihood or timing of receiving this license. In addition to requesting a license, the Company is implementing procedures for minimizing the impact of these new regulations, but there is no assurance that these procedures will succeed.

Important factors that could cause actual results, the 2026 earnings model, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Robotics business; increased research and development spending; deterioration of Teradyne’s financial condition; the continued impact of the COVID-19 pandemic and related government responses on the market and demand for Teradyne’s products, on its contract manufacturers and supply chain, and on its workforce; the impact of a supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the Company’s best interests; additional U.S. or global tax regulations or guidance; the impact of any tariffs or export controls imposed by the U.S. or China; compliance with trade protection measures or export restrictions; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; the impact of U.S. Department Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China; the impact of regulations published by the U.S. Department of Commerce relating to semiconductors and semiconductor manufacturing equipment destined for certain end uses in China; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FIRST FISCAL QUARTER OF 2023

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended
	April 2, 2023	December 31, 2022	April 3, 2022
Net revenues	$617,529	$731,836	$755,370
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	261,109	311,387	300,437

Gross profit	356,420	420,449	454,933
Operating expenses:
Selling and administrative (2)	150,955	142,752	140,185
Engineering and development	105,762	108,810	108,116
Acquired intangible assets amortization	4,802	4,670	5,063
Restructuring and other (3)	2,037	(2,369)	15,714

Operating expenses	263,556	253,863	269,078
Income from operations	92,864	166,586	185,855
Interest and other (income) expense (4)	(4,220)	(28,651)	5,496

Income before income taxes	97,084	195,237	180,359
Income tax provision	13,553	22,936	18,431

Net income	$83,531	$172,301	$161,928

Net income per common share:
Basic	$0.54	$1.11	$1.00

Diluted	$0.50	$1.04	$0.92

Weighted average common shares - basic	155,904	155,762	162,048

Weighted average common shares - diluted (5)	166,308	165,468	175,565

Cash dividend declared per common share	$0.11	$0.11	$0.11

(1)	Cost of revenues includes:

	Quarter Ended
	April 2, 2023	December 31, 2022	April 3, 2022
Provision for excess and obsolete inventory	$5,610	$11,787	$1,590
Sale of previously written down inventory	(385)	(828)	(262)

	$5,225	$10,959	$1,328

(2)

For the quarter ended April 2, 2023, selling and administrative expenses include an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023 retirement.

(3)	Restructuring and other consists of:

	Quarter Ended
	April 2, 2023	December 31, 2022	April 3, 2022
Employee severance	$2,037	$775	$551
Gain on sale of asset	—	(3,410)	—
Litigation settlement	—	—	14,700
Other	—	266	463

	$2,037	$(2,369)	$15,714

(4)	Interest and other includes:

	Quarter Ended
	April 2, 2023	December 31, 2022	April 3, 2022
Pension actuarial gains	$—	$(25,592)	$—

	$—	$(25,592)	$—

(5)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended April 2, 2023, December 31, 2022, and April 3, 2022, 0.9 million, 1.2 million and 2.5 million shares, respectively, have been included in diluted shares. For the quarters ended April 2, 2023, December 31, 2022 and April 3, 2022, diluted shares also included 9.0 million, 7.9 million and 10.0 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	April 2, 2023	December 31, 2022
Assets
Cash and cash equivalents	$649,208	$854,773
Marketable securities	92,895	39,612
Accounts receivable, net	455,334	491,145
Inventories, net	352,058	325,019
Prepayments	549,114	532,962
Other current assets	13,367	14,404

Total current assets	2,111,976	2,257,915
Property, plant and equipment, net	432,381	418,683
Operating lease right-of-use assets, net	74,939	73,734
Marketable securities	116,938	110,777
Deferred tax assets	148,527	142,784
Retirement plans assets	11,650	11,761
Other assets	27,922	28,925
Acquired intangible assets, net	49,246	53,478
Goodwill	409,828	403,195

Total assets	$3,383,407	$3,501,252

Liabilities
Accounts payable	$142,382	$139,722
Accrued employees’ compensation and withholdings	119,433	212,266
Deferred revenue and customer advances	119,355	148,285
Other accrued liabilities	114,739	112,271
Operating lease liabilities	19,985	18,594
Income taxes payable	77,089	65,010
Current debt	35,109	50,115

Total current liabilities	628,092	746,263
Retirement plans liabilities	121,303	116,005
Long-term deferred revenue and customer advances	41,797	45,131
Long-term other accrued liabilities	16,211	15,981
Deferred tax liabilities	2,325	3,267
Long-term operating lease liabilities	65,082	64,176
Long-term income taxes payable	59,135	59,135

Total liabilities	933,945	1,049,958

Shareholders’ equity	2,449,462	2,451,294

Total liabilities and shareholders’ equity	$3,383,407	$3,501,252

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended
	April 2, 2023	April 3, 2022
Cash flows from operating activities:
Net income	$83,531	$161,928

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22,680	22,503
Stock-based compensation	18,885	12,894
Provision for excess and obsolete inventory	5,610	1,590
Amortization	4,926	5,233
Deferred taxes	(7,634)	11,288
(Gains) losses on investments	(2,238)	2,001
Other	108	177

Changes in operating assets and liabilities
Accounts receivable	37,204	208
Inventories	(23,697)	(9,480)
Prepayments and other assets	(15,380)	(74,305)
Accounts payable and other liabilities	(83,208)	(124,382)
Deferred revenue and customer advances	(32,705)	6,747
Retirement plans contributions	(1,234)	(1,329)
Income taxes	12,488	(7,611)

Net cash provided by operating activities	19,336	7,462

Cash flows from investing activities:
Purchases of property, plant and equipment	(41,444)	(43,999)
Purchases of marketable securities	(69,276)	(165,977)
Proceeds from sales of marketable securities	7,929	30,581
Proceeds from maturities of marketable securities	7,468	96,682
Proceeds from life insurance	460	—

Net cash used for investing activities	(94,863)	(82,713)

Cash flows from financing activities:
Repurchase of common stock	(93,308)	(201,465)
Payments related to net settlement of employee stock compensation awards	(19,870)	(31,048)
Dividend payments	(17,165)	(17,895)
Payments of convertible debt principal	(15,155)	(20,694)
Issuance of common stock under stock purchase and stock option plans	15,997	16,475

Net cash used for financing activities	(129,501)	(254,627)

Effects of exchange rate changes on cash and cash equivalents	(537)	2,282

Decrease in cash and cash equivalents	(205,565)	(327,596)
Cash and cash equivalents at beginning of period	854,773	1,122,199

Cash and cash equivalents at end of period	$649,208	$794,603

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	April 2, 2023	% of Net Revenues	December 31, 2022	% of Net Revenues	April 3, 2022	% of Net Revenues
Net revenues	$617.5		$731.8		$755.4
Gross profit GAAP and non-GAAP	$356.4	57.7%	$420.4	57.4%	$454.9	60.2%
Income from operations - GAAP	$92.9	15.0%	$166.6	22.8%	$185.9	24.6%
Equity modification charge (1)	5.9	1.0%	—	—	—	—
Acquired intangible assets amortization	4.8	0.8%	4.7	0.6%	5.1	0.7%
Restructuring and other (2)	2.0	0.3%	(2.4)	-0.3%	15.7	2.1%

Income from operations - non-GAAP	$105.6	17.1%	$168.9	23.1%	$206.7	27.4%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	April 2, 2023	% of Net Revenues	Basic	Diluted	December 31, 2022	% of Net Revenues	Basic	Diluted	April 3, 2022	% of Net Revenues	Basic	Diluted
Net income - GAAP	$83.5	13.5%	$0.54	$0.50	$172.3	23.5%	$1.11	$1.04	$161.9	21.4%	$1.00	$0.92
Equity modification charge (1)	5.9	1.0%	0.04	0.04	—	—	—	—	—	—	—	—
Acquired intangible assets amortization	4.8	0.8%	0.03	0.03	4.7	0.6%	0.03	0.03	5.1	0.7%	0.03	0.03
Restructuring and other (2)	2.0	0.3%	0.01	0.01	(2.4)	-0.3%	(0.02)	(0.01)	15.7	2.1%	0.10	0.09
Pension mark-to-market adjustment (3)	—	—	—	—	(25.6)	-3.5%	(0.16)	(0.15)	—	—	—	—
Exclude discrete tax adjustments	(2.5)	-0.4%	(0.02)	(0.02)	(2.8)	-0.4%	(0.02)	(0.02)	(10.4)	-1.4%	(0.06)	(0.06)
Non-GAAP tax adjustments	(2.4)	-0.4%	(0.02)	(0.01)	4.5	0.6%	0.03	0.03	(3.3)	-0.4%	(0.02)	(0.02)
Convertible share adjustment (4)	—	—	—	—	—	—	—	0.01	—	—	—	0.01

Net income - non-GAAP	$91.3	14.8%	$0.59	$0.55	$150.8	20.6%	$0.97	$0.92	$169.0	22.4%	$1.04	$0.98

GAAP and non-GAAP weighted average common shares - basic	155.9				155.8				162.0
GAAP weighted average common shares - diluted	166.3				165.5				175.6
Exclude dilutive shares related to convertible note transaction	(0.9)				(1.2)				(2.5)

Non-GAAP weighted average common shares - diluted	165.4				164.3				173.1

(1)

For the quarter ended April 2, 2023, selling and administrative expenses include an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023 retirement.

(2)	Restructuring and other consists of:

	Quarter Ended
	April 2, 2023	December 31, 2022	April 3, 2022
Employee severance	$2.0	$0.8	$0.6
Gain on sale of asset	—	(3.4)	—
Litigation Settlement	—	—	14.7
Other	—	0.3	0.5

	$2.0	$(2.4)	$15.7

(3)	For the quarter ended December 31, 2022 adjustments to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.
(4)

For the quarters ended April 2, 2023, December 31, 2022, and April 3, 2022, the non-GAAP diluted EPS calculation adds back $0.1 million, $0.2 million, and $0.3 million, respectively, of convertible debt interest expense to non-GAAP net income. For the quarters ended April 2, 2023, December 31, 2022, and April 3, 2022, non-GAAP weighted average diluted common shares include 9.0 million, 7.9 million and 10.0 million shares, respectively, from the convertible note hedge transaction.

GAAP to Non-GAAP Reconciliation of Second Quarter 2023 guidance:

GAAP and non-GAAP second quarter revenue guidance:	$625 million	to	$685 million
GAAP net income per diluted share	$0.53		$0.72
Exclude acquired intangible assets amortization	0.03		0.03

Non-GAAP net income per diluted share	$0.55		$0.74

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact: Teradyne, Inc.

Andy Blanchard 978-370-2425

Vice President of Corporate Relations